P-H

Exhibit 3.66

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TRANSFORMER TECHNOLOGY CORPORATION

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We the undersigned, the Vice President and the Secretary of Transformer Technology Corporation, hereby certify:

FIRST: The name of the corporation is TRANSFORMER TECHNOLOGY CORPORATION.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State, Albany, New York on October 24, 1977.

THIRD: Paragraph FIRST of the Certificate of Incorporation which setsforth the corporate name is amended to read as follows:

"FIRST: The name of the corporation is BETA TRANSFORMER TECHNOLOGY CORPORATION."

FOURTH: The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by the unanimous written consent of the holders of all the outstanding shares of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have signed this certificate the 18th day of November 1977.

Eleanor Hesler Signature	Eleanor Hesler Name	Vice President
Doris B. Carlisle Signature	Doris Carlisle Name	Secretary